Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ryon Packer, VP

972.664.8072, rpacker@intrusion.com

INTRUSION INC.  ANNOUNCES
FOURTH QUARTER AND ANNUAL RESULTS

Fourth quarter revenue increases 26% sequentially

Richardson, Texas - January 29, 2004 - Intrusion Inc. (NASDAQ: INTZC), (“Intrusion”) today announced financial results for the quarter and year-ended December 31, 2003.

Revenue for the fourth quarter 2003 was $2.0 million, up 26% from the third quarter of 2003 and up 34% from the fourth quarter of 2002.  Revenue was $6.5 million for the year 2003 compared to $7.8 million for the year 2002.

Intrusion’s net loss from continuing operations was $1.5 million in the fourth quarter 2003 compared to $2.4 million in the third quarter 2003 and $7.7 million in the fourth quarter 2002.  For the year 2003, Intrusion’s net loss from continuing operations was $9.6 million compared to $21.8 million for the year 2002.  The fourth quarter 2003 sequential reduction in net loss is the result of the 26% increase in revenue coupled with a 17% increase in gross profit percentage and a 21% decrease in operating expenses in the fourth quarter compared to the third quarter.

Gross profit margin was 49% of revenue in the fourth quarter of 2003 compared to 42% of revenue in the third quarter of 2003.

Operating expenses were $2.5 million in the fourth quarter of 2003, compared to $3.1 million in the third quarter and $7.3 million in the fourth quarter of 2002.

As of December 31, 2003, Intrusion reported cash, cash equivalents and investments of $2.7 million, working capital of $2.4 million and no debt.  Cash burn rate in the fourth quarter was $1.9 million.  Net of the litigation settlement payment and restructuring, the cash burn rate for the fourth quarter was $1.4 million.

“Our 26% sequential revenue growth achieved in the fourth quarter was the highlight of the quarter,” stated G. Ward Paxton, President and CEO of Intrusion.  “Also, the 17% increase in gross profit percentage, as a percent of revenue, and the 21% decrease in operating expenses in the fourth quarter compared to the third quarter were outstanding performance measures.  Even though we have reduced expenses, we have continued to add new products, and we believe our new and existing products are receiving a positive customer response,” Paxton concluded.

During the fourth quarter, Intrusion booked several noteworthy orders:

•                  Orders totaling $500 thousand both direct and through resellers to the U.S. Government

•                  Orders totaling $350 thousand with a large aerospace company

•                  Orders totaling $210 thousand with a large managed security service provider

•                  Orders totaling $150 thousand with a large e-business company

During the fourth quarter, Intrusion received our first Intrusion Prevention orders for the September release of the IPS enabled SecureNet Sensor 5.0.  Sales of the July released Software-Appliance CD increased in the fourth quarter, allowing Intrusion customers to turn approved, leading servers and workstations into SecureNet Sensors.

Building on the platform established with the Intrusion SecureNet intrusion detection and prevention system, Intrusion has entered the Regulated Information Compliance (RIC) market with the release of the SecureNet LPS.  The RIC market includes solutions that provide automated compliance support for legislation that regulates the security, confidentiality and integrity of classified, confidential and personal information.  Laws include the well known Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Gramm-Leach-Bliley Act (GLBA), the Sarbanes-Oxley Act (SOA) and the California Senate Bill 1386.

The SecureNet LPS, announced in the fourth quarter, is a Leak Prevention System that helps protect national security by identifying classified information and blocking inappropriate dispersal.  The SecureNet LPS uses Intrusion’s “Dynamic Data Dictionary” or D3 technology that dramatically reduces the incidents of false positives and allows the LPS to automatically adopt new or evolving search criteria.  We also announced in the fourth quarter that we are teaming with Sytex Inc., a 3,000 person government services company focused on the needs of the U.S. Armed Forces, to deliver the SecureNet LPS and associated services.

Intrusion intends to expand its line of RICS solutions in 2004 with a HIPAA Compliance Monitor and a Regulated Information Monitor that allows the network administrator to understand and control the flow of regulated information.  The upcoming Regulated Information Monitor targets customer-financial information and other enterprise information assets as part of GLBA, SOA and CA SB1386 compliance.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until February 5, 2004 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 5024458.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of intrusion detection and security solutions for the information-driven economy.  Intrusion’s suite of security products for governments and enterprises help protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks.  The company’s products include the Intrusion SecureNet™ line of leading network intrusion detection and the Intrusion PDS™ security appliances for Check Point Software Technologies’ market-leading VPN-1®/FireWall-1®.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products, our ability to continue to meet operating expenses through current cash flow or additional financings, our ability to obtain additional financing on acceptable terms, the highly competitive market for our products, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-K and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Condensed Consolidated Statement of Operations attached to this release.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	December 31, 2003	December 31, 2002
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$974	$2,898
Short-term investments	1,705	7,825
Accounts receivable, net of allowance for doubtful accounts of $574 in 2003 and $934 in 2002	972	2,363
Inventories	1,286	1,411
Other current assets	449	759
Total current assets	5,386	15,256

Property and equipment, net	297	1,597
Other assets	77	86

TOTAL ASSETS	$5,760	$16,939

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,188	$2,905
Deferred revenue	788	1,650

Total current liabilities	2,976	4,555

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares 5,000; No shares issued and outstanding	—	—
Common stock, $.01 par value:
Authorized shares 80,000 Issued shares – 20,690 in 2003 and 20,686 in 2002 Outstanding shares – 20,650 in 2003 and 20,646 in 2002	207	207
Common stock held in Treasury, at cost: 40 in 2003 and 2002	(362)	(362)
Additional paid-in capital	47,371	47,371
Accumulated deficit	(44,204)	(34,604)
Accumulated other comprehensive loss	(228)	(228)
Total stockholders’ equity	2,784	12,384
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,760	$16,939

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Revenue	$1,963	$1,461	$6,478	$7,834
Cost of Revenue	997	1,974	3,988	6,147

Gross profit	966	(513)	2,490	1,687

Operating expenses:
Sales and marketing	1,130	2,183	6,230	11,789
Research and development	814	1,326	3,498	6,088
General and administrative	410	560	1,632	2,576
Amortization of intangibles	—	200	—	798
Impairment of intangibles	—	3,009	—	3,009
Litigation Settlement	—	—	450	—
Severance costs	108	—	472	200

Operating loss	(1,496)	(7,791)	(9,792)	(22,773)

Interest income, net	25	70	182	351
Other income (expense)	—	—	10	(7)

Loss before income taxes	(1,471)	(7,721)	(9,600)	(22,429)

Income tax benefit	—	—	—	608

Loss from continuing operations	(1,471)	(7,721)	(9,600)	(21,821)

Gain from discontinued operations, net of taxes	—	143	—	544
Net loss	$(1,471)	$(7,578)	$(9,600)	$(21,277)

Loss per share, continuing operations (basic and diluted)	$(0.07)	$(0.37)	$(0.46)	$(1.06)

Net loss per share (basic and diluted)	$(0.07)	$(0.37)	$(0.46)	$(1.03)

Weighted average shares outstanding (basic and diluted)	20,650	20,646	20,649	20,640